Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

7 May 2026

Matter No.: 1005934
441-299-4926
victor.richards@conyers.com

Carnival Corporation Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sir/Madam,

Re: Carnival Corporation Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Amendment”) filed 7 May 2026 with the United States Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), which amends and restates the prospectus relating to the Automatic Dividend Reinvestment Plan of the Company (as successor to Carnival Corporation following the migration of Carnival Corporation from Panama, its jurisdiction of incorporation, to Bermuda with the change of name to “Carnival Corporation Ltd.” (the “Redomiciliation”)) and is being filed to (i) withdraw and remove from registration certain securities of Carnival plc that remain unsold or otherwise unissued and (ii) to amend and restate the terms of previously registered securities of Carnival Corporation common stock to describe the common shares, par value $0.01 per share (the “Common Shares”), of the Company following the Redomiciliation.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Amendment. We have also reviewed:

1.1.	copies of the memorandum of continuance and the bye-laws of the Company, each certified by the Resident Representative of the Company on 7 May 2026 (the “Constitutional Documents”); and

1.2.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Amendment and other documents reviewed by us;

2.4.	that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;

2.5.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.6.	that the Company will have sufficient authorised capital to effect the issue of any of the Common Shares at the time of issuance; and

2.7.	that upon issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.	This opinion is issued solely for the purposes of the filing of the Amendment and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing we are of the opinion that:

4.1.	The Common Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to Amendment. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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